UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 30, 2025

Vericel Corporation
(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

64 Sidney Street
Cambridge,	MA	02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 588-5555

Not Applicable
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	VCEL	NASDAQ

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12b-2 of this chapter). Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described below in Item 5.07 of this Current Report on Form 8-K, at its Annual Meeting of Shareholders held on April 30, 2025 (the “Annual Meeting”), the shareholders of Vericel Corporation, a Michigan corporation (the “Company”), approved the Vericel Corporation Amended and Restated 2022 Omnibus Incentive Plan (the “Amended and Restated 2022 Plan”) and the Vericel Corporation Amended and Restated 2015 Employee Stock Purchase Plan (the “Amended and Restated ESPP”). The Company’s Board of Directors (the “Board”) approved the Amended and Restated 2022 Plan and the Amended and Restated ESPP on March 12, 2025, subject to and effective upon approval by the shareholders at the Annual Meeting. The Amended and Restated 2022 Plan became effective upon receipt of the requisite shareholder approval on April 30, 2025 (the “Effective Date”). The number of shares of the Company’s common stock reserved for issuance under the Amended and Restated 2022 Plan is 5,088,095. The Amended and Restated ESPP also became effective upon receipt of the requisite shareholder approval on the Effective Date. The number of shares of the Company’s common stock reserved for issuance under the Amended and Restated ESPP is 2,000,000.

Summaries of the material terms of the Amended and Restated 2022 Plan and the Amended and Restated ESPP are set forth in Proposals 4 and 5, respectively, which are contained in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 20, 2025, and are incorporated herein by reference. Those summaries are qualified in their entirety by the full text of the Amended and Restated 2022 Plan and the Amended and Restated ESPP, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting, the shareholders of the Company voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the SEC on March 20, 2025: (i) the election of each of Robert Zerbe, Alan Rubino, Heidi Hagen, Kevin McLaughlin, Paul Wotton, Lisa Wright and Dominick Colangelo as a director of the Company to serve for a one-year term expiring at the Company’s 2026 annual meeting of shareholders and until his or her successor has been elected and qualified (“Proposal 1”), (ii) the approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company (“Proposal 2”), (iii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Proposal 3”); (iv) the approval of the adoption of the Company’s Amended and Restated 2022 Plan (“Proposal 4”); and (v) the approval of the adoption of the Company’s Amended and Restated ESPP (“Proposal 5”).

The Company’s shareholders approved the nominees recommended for election in Proposal 1 at the Annual Meeting.

Shareholders voted for directors as follows:

Nominee	For	Abstain/Withheld	Broker Non-Votes
Robert Zerbe	42,876,161	2,343,036	2,254,583
Alan Rubino	42,967,872	2,251,325	2,254,583
Heidi Hagen	41,623,680	3,595,517	2,254,583
Kevin McLaughlin	43,433,190	1,786,007	2,254,583
Paul Wotton	42,481,388	2,737,809	2,254,583
Lisa Wright	43,023,484	2,195,713	2,254,583
Dominick Colangelo	43,299,779	1,919,418	2,254,583

The Company’s shareholders approved, on a non-binding advisory basis, Proposal 2 concerning the compensation of the Company’s named executive officers. The votes cast at the Annual Meeting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,777,685	4,353,149	88,363	2,254,583

The Company’s shareholders approved Proposal 3 to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2025. The votes cast at the Annual Meeting were as follows:

Votes For	Votes Against	Abstentions
45,636,587	1,819,486	17,707

The Company’s shareholders approved Proposal 4 on the adoption of the Company’s Amended and Restated 2022 Plan. The votes cast at the Annual Meeting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,043,703	6,152,087	23,407	2,254,583

The Company’s shareholders approved Proposal 5 on the adoption of the Company’s Amended and Restated ESPP. The votes cast at the Annual Meeting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,077,532	126,851	14,814	2,254,583

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1**	Vericel Corporation Amended and Restated 2022 Omnibus Incentive Plan

10.2**	Vericel Corporation Amended and Restated 2015 Employee Stock Purchase Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL)

** Filed herewith

EXHIBIT INDEX

Exhibit No.	Description

10.1**	Vericel Corporation Amended and Restated 2022 Omnibus Incentive Plan

10.2**	Vericel Corporation Amended and Restated 2015 Employee Stock Purchase Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL)

** Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Date: May 2, 2025	By:	/s/ Sean C. Flynn
Name: Sean C. Flynn
Title: Chief Legal Officer